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                                                                     EXHIBIT 4.4


                              DECLARATION OF TRUST
                                       OF
                          EXECUTIVE RISK CAPITAL TRUST



               THIS DECLARATION OF TRUST is made as of January 24, 1997 (this "Declaration"), by and between Executive Risk Inc., a Delaware corporation, as sponsor (the "Sponsor"), and Chase Manhattan Bank Delaware, a Delaware banking corporation, as trustee (the "Trustee"). The Sponsor and the Trustee hereby agree as follows:

               1. The trust created hereby shall be known as "Executive Risk Capital Trust" (the "Trust"), in which name the Trustee or the Sponsor, to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

               2. The Sponsor hereby assigns, transfers, conveys and sets over to the Trust the sum of ten dollars ($10). Such amount shall constitute the initial trust estate. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801, et seq. (the "Business Trust Act"), and that this document constitute the governing instrument of the Trust. The Trustee is hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in accordance with the provisions of the Business Trust Act.

               3. The Sponsor and the Trustee will enter into an amended and restated Trust Agreement or Declaration satisfactory to each such party to provide for the contemplated operation of the Trust created hereby and the issuance of the Capital Securities (the "Capital Securities") and the Common Securities (the "Common Securities") referred to in the Offering Memorandum (as hereinafter defined). Prior to the execution and delivery of such amended and restated Trust Agreement or Declaration, the Trustee shall not have any duty or obligation hereunder or with respect of the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise. Notwithstanding the foregoing, the Trustee may take all actions deemed proper as are necessary to effect the transactions contemplated herein.


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               4. The Sponsor, as sponsor of the Trust, is hereby authorized, in its discretion, (i) to prepare and distribute one or more offering memoranda in preliminary and final form, including any necessary or desirable amendments, relating to the offering and sale of Capital Securities of the Trust in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and such other forms or filings as may be required by the 1933 Act, the Securities Exchange Act of 1934, as amended, or the Trust Indenture Act of 1939, as amended, in each case relating to the Capital Securities of the Trust (the "Offering Memorandum"); (ii) to file and execute on behalf of the Trust, such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents that shall be necessary or desirable to register or establish the exemption from registration of the Capital Securities of the Trust under the securities or "Blue Sky" laws of such jurisdictions as the Sponsor, on behalf of the Trust, may deem necessary or desirable; (iii) to execute and file an application, and all other applications, statements, certificates, agreements and other instruments that shall be necessary or desirable to cause the Capital Securities to be listed on the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") Market, with PORTAL, and, if and at such time as determined by the Sponsor, with the New York Stock Exchange or any other national stock exchange or the Nasdaq National Market for listing or quotation of the Capital Securities of the Trust; (iv) to execute and deliver letters or documents to, or instruments for filing with, a depository relating to the Capital Securities of the Trust; (v) to execute, deliver and perform on behalf of the Trust one or more underwriting or purchase agreements, registration rights agreements, dealer manager agreements, escrow agreements, subscription agreements and other similar or related agreements providing for or relating to the sale of the Capital Securities of the Trust; and (vi) to execute on behalf of the Trust any and all documents, papers and instruments as may be desirable in connection with any of the foregoing.

               In the event that any filing referred to in this Section 4 is required by the rules and regulations of the Securities and Exchange Commission (the "Commission"), PORTAL or state securities or Blue Sky laws to be executed on behalf of the Trust by a Trustee, the Trustee or any trustee of the Trust appointed pursuant to Section 6 hereof, in its capacity as trustee of the Trust, is hereby authorized and directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that any such trustee of the Trust, in its capacity as trustee of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust


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any such document unless required by the rules and regulations of the
Commission, PORTAL or state securities or Blue Sky laws.

               5. This Declaration may be executed in one or more counterparts.

               6. The number of trustees of the Trust initially shall be one and thereafter the number of trustees of the Trust shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor which may increase or decrease (but not below one) the number of trustees of the Trust; provided, however, that to the extent required by the Business Trust Act, one trustee of the Trust shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and that otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any trustee of the Trust at any time. Any trustee of the Trust may resign upon thirty days' prior notice to the Sponsor.

               7. This Declaration shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).

               IN WITNESS WHEREOF, the parties hereto have caused this Declaration of Trust to be duly executed as of the day and year first above written.

                                            EXECUTIVE RISK INC.
                                            as Sponsor


                                            By:/s/ Robert H. Kullas
                                               -------------------------------
                                               Name: Robert H. Kullas
                                               Title: Vice Chairman


                                            CHASE MANHATTAN BANK DELAWARE,
                                            not in its individual capacity
                                            but solely as trustee of the
                                            Trust

                                            By:/s/ John J. Cashin
                                               -------------------------------
                                               Name:  John J. Cashin
                                               Title: Senior Trust Officer


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